Exhibit 5.1

                         KIRKPATRICK & LOCKHART LLP 1800
                           Massachusetts Avenue, N.W.
                           Washington, D.C. 20036-1800
                                 (202) 778-9000



                                December 27, 1996


Industrial Training Corporation
13515 Dulles Technology Drive
Herndon, Virginia 22071

                  Re:      Industrial Training Corporation
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies/Gentlemen:

         We have acted as counsel to Industrial Training Corporation, a Maryland corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering incentive stock options ("Director Incentive Options") to purchase 100,000 shares of Common Stock, $0.10 par value per share ("Common Stock"), of the Corporation pursuant to the Corporation's 1992 Director Incentive Stock Option Plan.

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.




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Industrial Training Corporation
December 27, 1996
Page 2

         Based on the foregoing, we are of the opinion that the Director Incentive Options will be duly and validly issued by the Corporation and that each of the 100,000 shares of Common Stock, when issued upon the exercise of a Director Incentive Option and the payment of the exercise price per share specified in such Director Incentive Option, as contemplated in the Registration Statement, will be duly and validly issued by the Corporation, fully paid and non-assessable.

         We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                               Very truly yours,

                               /s/ Kirkpatrick & Lockhart LLP
                               ---------------------------------
                               KIRKPATRICK & LOCKHART LLP